                                                                    Exhibit 99.1


               Aearo Announces Record Results for Fiscal Year 2005



INDIANAPOLIS, November 21, 2005 - Aearo Company I (the "Company"), one of the world's leading designers, manufacturers and marketers of a broad range of personal protective products, today announced net sales for the year ended September 30, 2005 increased $60.6 million, or 16.7%, to $423.4 million from $362.8 million for the year ended September 30, 2004. Adjusted EBITDA increased 25.0% to $77.8 million for the year ended September 30, 2005 from $62.2 million for the year ended September 30, 2004. Net income for the year months ended September 30, 2005 increased to $27.6 million from $3.5 million for the year ended September 30, 2004. This performance represents the best fiscal year for sales and earnings in the Company's history.

The increase in net sales was primarily driven by organic growth in the Safety Products and Specialty Composites segments and foreign currency translation. The weakness of the U.S. dollar favorably impacted net sales by $7.7 million or 2.1%.

Gross profit for the year ended September 30, 2005 increased 33.1% to $206.7 million from $155.3 million for the year ended September 30, 2004. Gross profit for 2004 was adversely affected by a non-recurring charge of $17.1 million resulting from the write-up of inventory required by SFAS No. 141 on the merger date and subsequent sale of such inventory. Gross profit as a percentage of sales for the year ended September 30, 2005 was 48.8% as compared to 47.5% for the year ended September 30, 2004 with fiscal year 2004 calculated by excluding the effects of the purchase accounting adjustment. The improvement in the gross profit percentage, to the highest annual gross profit percentage in the Company's history, is primarily due to the favorable impacts of higher manufacturing volumes in the Company's plants covering its manufacturing costs, favorable product mix, productivity improvements and the impact of foreign currency translation.

The provision for income taxes for the year ended Sept 30, 2005 was $11.2 million compared to $1.0 million for the year ended September 30, 2004. The effective tax rate for the year ended September 30, 2005 and 2004 was different from the statutory rate due to the mix of income between the Company's foreign and domestic subsidiaries. The Company's foreign subsidiaries had taxable income in their foreign jurisdictions while the Company's domestic subsidiaries have net operating loss carry-forwards for income tax purposes.

The Company uses Adjusted EBITDA, a non-GAAP financial measure, as a management tool to measure and monitor financial performance and as part of the calculation of Company performance as stated in senior bank facility covenants. While the Company believes Adjusted EBITDA is a useful indicator of its ability to service debt, Adjusted EBITDA should not be considered as a substitute for net income
(loss) determined in accordance with GAAP as an indicator of operating performance, or as an alternative to cash flow as a measure of liquidity. Investors should be aware that Adjusted EBITDA may not be comparable to similarly titled measures presented by other companies and comparisons could be misleading unless all companies and analysts calculate this measure in the same fashion.

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


The following table provides a reconciliation of Adjusted EBITDA to net income for the years ended September 30, 2005 and 2004, respectively:


                                                                    TWELVE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                ------------------------------
                                                                   2005                2004
                                                                   ----                ----
Adjusted EBITDA                                                 $ 77,827             $ 62,250

Depreciation                                                      10,631               10,951
Amortization of intangibles                                        5,229                2,873
Other non-cash charges (income), net                               1,181                 (316)
Inventory purchase accounting                                       --                 17,067
Restructuring                                                       --                 (1,091)
Bond call premium                                                   --                  1,532
Interest                                                          22,010               26,744
Taxes                                                             11,187                1,036
                                                                --------             --------
Net Income                                                      $ 27,589             $  3,454
                                                                ========             ========

Other non-cash charges are defined as extraordinary gains or losses, or gains or losses from sales of assets other than in the ordinary course of business.

EARNINGS CALL

The Company has scheduled a conference call to discuss its financial results on Tuesday, November 22, 2005 at 1:30 p.m. Eastern. The call in number is (703) 639-1156 conference ID 814697. A recording of the conference call will be available through November 29, 2005. The recording can be accessed by dialing
(703) 925-2533, conference ID 814697.

ABOUT AEARO

Headquartered in Indianapolis, Ind., Aearo Company (www.aearo.com) is one of the world's leading designers, manufacturers and marketers of a broad range of personal protective products and energy-absorbing products, including head and hearing protection devices, prescription and non-prescription eyewear, and eye/face protection devices for use in a wide variety of industrial and household applications.

                        AEARO COMPANY I AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in Thousands, Except Share Amounts)


                                                                           SEPTEMBER 30,         SEPTEMBER 30,
                                                                              2004                  2005
                                                                              ----                  ----

                                          ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                 $  27,724             $  30,068
  Accounts receivable (net of allowance for doubtful accounts of
      $1,334 and $1,206, respectively)                                         54,159                61,998
  Inventories                                                                  40,849                48,132
  Deferred and prepaid expenses                                                 4,146                 8,385
                                                                            ---------             ---------
      Total current assets                                                    126,878               148,583
                                                                            ---------             ---------

LONG TERM ASSETS:
  Property, plant and equipment, net                                           54,750                50,444
  Goodwill                                                                    133,745               107,887
  Other intangible assets, net                                                185,855               180,787
  Other assets                                                                 15,144                13,644
                                                                            ---------             ---------

      Total assets                                                          $ 516,372             $ 501,345
                                                                            =========             =========

                            LIABILITIES
CURRENT LIABILITIES:
  Current portion of long-term debt                                         $   1,639             $   3,432
  Accounts payable and accrued liabilities                                     46,730                58,632
  Accrued interest                                                              6,996                 6,678
  U.S. and foreign income taxes                                                 1,648                 1,888
                                                                            ---------             ---------
      Total current liabilities                                                57,013                70,630
                                                                            ---------             ---------

LONG TERM LIABILITIES:
  Long-term debt                                                              302,842               297,625
  Deferred income taxes                                                        59,699                45,340
  Due to parent                                                                    --                 1,161
  Other liabilities                                                            14,726                12,984
                                                                            ---------             ---------

      Total liabilities                                                       434,280               427,740


COMMITMENTS AND CONTINGENT LIABILITIES

                       STOCKHOLDER'S EQUITY
  Common stock, $.01 par value-
  Authorized--100 shares
  Issued and outstanding--100 shares                                               --                    --
  Paid in capital                                                             101,610               101,750
  Accumulated deficit                                                         (19,415)              (26,820)
  Accumulated other comprehensive loss                                           (103)               (1,325)
                                                                            ---------             ---------

      Total stockholder's equity                                               82,092                73,605
                                                                            ---------             ---------

      Total liabilities and stockholder's equity                            $ 516,372             $ 501,345
                                                                            =========             =========

                        AEARO COMPANY I AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in Thousands)


                                              --------------------------------   -----------------------------------
                                                   PREDECESSOR                             SUCCESSOR
                                              --------------------------------   -----------------------------------
                                                                      SIX              SIX
                                               YEAR ENDED        MONTHS ENDED      MONTHS ENDED       YEAR ENDED
                                              SEPTEMBER 30,        MARCH 31,      SEPTEMBER 30,     SEPTEMBER 30,
                                                 2003                2004                 2004              2005
                                                 ----                ----                 ----              ----
           Net sales                            $ 316,428         $ 169,579            $ 193,261         $ 423,420
           Cost of sales                          164,289            89,056              118,491           216,710
           Restructuring                             (270)             --                   --                --
                                                ---------         ---------            ---------         ---------
             Gross profit                         152,409            80,523               74,770           206,710

           Selling and administrative             101,257            56,835               56,752           131,232
           Research and technical
              services                              6,402             3,623                4,028             9,175
           Amortization expense                       267               242                2,631             5,229
           Other charges (income), net              1,737              (506)               1,545               288
           Restructuring                             --              (1,091)                --                --
                                                ---------         ---------            ---------         ---------
              Operating income                     42,746            21,420                9,814            60,786
           Interest income                           (107)              (53)                 (33)             (100)
           Interest expense                        19,563            10,889               15,941            22,110
                                                ---------         ---------            ---------         ---------
              Income (loss) before
              provision for income taxes           23,290            10,584               (6,094)           38,776
           Provision (benefit) for
              income taxes                          2,603             2,020                 (984)           11,187
                                                ---------         ---------            ---------         ---------
              Net income (loss)                 $  20,687         $   8,564            $  (5,110)        $  27,589
                                                =========         =========            =========         =========



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